Exhibit 10.24

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of March 28, 2007, by and among AGSTAR FINANCIAL SERVICES, PCA, a federal instrumentality (“AgStar”), MMCDC NEW MARKETS FUND II, LLC, a Delaware limited liability company (“NMF”), U.S. BANK, NATIONAL ASSOCIATION, as Trustee for the holders of the $20,000,000,00 Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG Enterprises, LLC Ethanol Plant Project) Series 2007 (the “Trustee”), and OTTER TAIL COUNTY, MINNESOTA, a political subdivision of the State of Minnesota (the “County”).

RECITALS

A.     Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (the “Company”) is the owner of certain real property located in Otter Tail County, Minnesota, legally described in Exhibit A attached hereto (the “Premises”).

B.      Pursuant to that certain Master Loan Agreement, First Supplement, Second Supplement, and Third Supplement, each dated as of March 28, 2007 (the “AgStar Loan Agreement”), AgStar has agreed to make certain loans in the aggregate principal amount of $39,000,000.00 to the Company for the purpose of acquiring, constructing, and equipping an ethanol production facility (the “Plant”) on the Premises (the “AgStar Plant Loan”), and for the purpose of financing the general corporate and operating expenses of the Company upon completion of the Plant (the “AgStar Operating Loan”).

C.      The Company’s obligations to AgStar under the AgStar Loan Documents are evidenced by a Construction Note, Term Revolving Note, and Revolving Line of Credit Note (together the “AgStar Notes”), and are secured by a Mortgage, Security Agreement and Assignment of Rents and Leases dated as of March 28, 2007 (the “AgStar Mortgage”), and a Security Agreement dated as of March 28, 2007 (the “AgStar Security Agreement”).

D.      Pursuant to that certain NMF Construction and Term Loan Agreement dated as of March 30, 2007 (the “NMF Loan Agreement”), NMF has agreed to make certain loans in the aggregate principal amount of $19,175,000.00 to the Company (the “NMF Loan”) for the purpose of acquiring, constructing, equipping and furnishing the Plant.

E.       The Company’s obligations to NMF under the NMF Loan Documents are evidenced by that certain MMCDC Senior Loan Note in the original principal amount of $14,480,500.00 dated as of March 30, 2007, and that certain MMCDC Subordinate Loan Note in the original principal amount of $4,694,500.00 dated as of March 30, 2007, and secured by a Mortgage, Security Agreement, and Assignment of Rents and Leases dated as of March 30, 2007 (the “NMF Mortgage”), and a Pledge and Security Agreement dated as of March 30, 2007 (the “NMF Security Agreement”).

F.       Pursuant to that certain Trust Indenture (the “Indenture”), between the County and the Trustee, the County will issue its Subordinate Exempt Facility Revenue Bonds (Otter Tail Ag Enterprises, LLC Ethanol Plant Project) Series 2007, in the aggregated principal amount of $20,000,000.00 (the “SW Facility Bonds”), the proceeds from the sale of which are to be used to finance the acquisition and installation of certain equipment comprising a solid waste disposal facility on the Premises (the “Solid Waste Facility”). Pursuant to that certain Lease Agreement (the “Lease Agreement”), the County has proposed to lease the Solid Waste Facility to the Company, and the Company has agreed to make certain payments to the Trustee for the benefit of the holders of the SW Facility Bonds.

G.      The Company’s obligations under the SW Facility Bond Documents are evidenced by, among other things, the Indenture, the Lease Agreement, and secured by a Mortgage, Security Agreement and Assignment of Rents and Leases (the “SW Facility Mortgage”), and a Guaranty Agreement (the “SW Facility Guaranty”).

H.      The County will issue certain General Obligation Abatement Bonds (the “Abatement Bonds”), the proceeds of which are to be used to finance certain Project Costs.

I.        The Company’s obligations to the County under and are evidenced by the Abatement Bond Documents.

J.        The Parties are entering into this Agreement to set forth the relative rights and priorities of the Parties under the Financing Documents (as defined herein).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.       Definitions.   All capitalized terms used herein and defined in the foregoing recitals shall have the meanings ascribed thereto. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in Article 9 of the Uniform Commercial Code as enacted in the State of Minnesota (the “UCC”), or shall have the meanings set forth below:

“Abatement Bond Debt” shall mean all Liabilities and indebtedness of every nature of the Company from time to time owed under the Abatement Bond Documents, including any amendments, modifications, renewals or extensions thereof, plus, respectively, (a) any Protective Advances, (b) accrued and unpaid interest and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Abatement Bond Documents” means the Abatement Bonds and all other agreements, gurantees, mortgages, security agreements, documents, instruments, and assignments and contracts relating thereto, as amended, supplemented, restated or otherwise modified from time to time. The Abatement Bond Documents shall be provided to the Parties as the same are executed, amended, supplemented, restated or otherwise modified.

“Abatement Bond Liabilities” means all obligations of the Company under, or arising as a result of, the Abatement Bond Documents.

“Agreement” means this Intercreditor Agreement.

“AeStar Debt” shall mean all Liabilities and indebtedness of every nature of the Company from time to time owed to AgStar under the AgStar Loan Documents in an amount not exceeding the sum of $39,000,000.00, including any amendments, modifications, renewals or extensions thereof, plus, respectively, (a) any Protective Advances, (b) accrued and unpaid interest and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. AgStar Debt shall be considered to be outstanding whenever any loan commitment or loan under the AgStar Loan Documents is outstanding.

“AgStar Loan Documents” means the AgStar Loan Agreement, the AgStar Notes, the AgStar Mortgage, the AgStar Security Agreement, and all other notes, mortgages, security agreements, documents, instruments, assignments and contracts, relating thereto, as amended, supplemented, restated or otherwise modified from time to time. The AgStar Loan Documents shall be provided to the Parties as the same are executed, amended, supplemented, restated or otherwise modified.

“AgStar Loan Liabilities” means all obligations of the Company to AgStar under, or arising as a result of, the AgStar Loan Documents.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bond” or “Bonds” means the Abatement Bond and the SW Facility Bonds.

“Bond Debt” means the Abatement Bond Debt and the SW Facility Bond Debt.

“Bond Documents” means the Abatement Bond Documents and the SW Facility Bond Documents.

“Bond Liabilities” means all obligations of the Company under, or arising as a result of, the Bond Documents.

“Collateral” means and includes all property and assets of the Company granted as collateral security for the AgStar Debt, the NMF Debt, the Bond Debt, or other obligations of the Company under any Financing Document, in favor of AgStar, NMF, or the holders of the Bonds, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future. “Collateral” shall not include any monies or investments on deposit with the Trustee under the Indenture, including without limitation, payments made to the Trustee by the Company pursuant to the Lease Agreement (to the extent the, Trustee is to receive and retain them under this Agreement), amounts on deposit in the Reserve Fund and the Capitalized Interest Account established under the Indenture and interest or investment earnings on amounts held by the Trustee. All such monies and investments held by the Trustee shall be available to pay any amounts due on the SW Facility Bonds without regard to any default on the Senior Debt.

“Covenant of Non-Removal” means the covenant set forth in Section 6 hereof.

“Distribution” means, with respect to any indebtedness, obligation or security: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person; or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” means any action other than the commencement of any Proceedings required by the Farm Credit Act to enforce or attempt to enforce any right or remedy available to any Party under any Financing Document, pursuant to applicable law or otherwise, including any action to: (a) exercise any right of set-off, (b) commence, continue or participate in any judicial, arbitral or other proceeding, or any other collection or enforcement action of any kind, against the Company or any of the assets of Company (including any Proceeding), seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by the Company under or in connection with any Financing Document, (c) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any Party of any of their respective rights or remedies under or in connection with any Financing Document, or otherwise available under applicable law, or (d) under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company.

“Event of Default” means (i) with respect to the AgStar Loan Liabilities and the AgStar Loan Documents, any Event of Default thereunder which has occurred, is continuing and has not been cured, (ii) with respect to the NMF Loan Liabilities and the NMF Loan Documents, any Event of Default thereunder which has occurred, is continuing and has not been cured, and (iii) with respect to the Bond Liabilities and Bond Documents, any event of default thereunder which has occurred, is continuing and has not been cured.

“Financing Document” means the AgStar Loan Documents, the NMF Loan Documents, and the Bond Documents.

“Joint Collateral” means all of the Company’s (i) real property, including without limitation, the Premises, the Plant and all other buildings and improvements located thereon, (ii) Equipment, (iii) Fixtures, (iv) Letter-of-Credit Rights and (v) software, whether now existing or hereafter acquired, and the proceeds, replacements and products thereof.

“Liabilities” means all obligations of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due.

“Lien” means any consensual mortgage, security, deed of trust, pledge, security interest or other voluntary lien, whether now existing or hereafter created, acquired or arising.

“Loan Documents” means the AgStar Loan Documents and the NMF Loan Documents.

“Loan Servicing Agreement” means that certain Loan Servicing and Agency Agreement between AgStar and NMF of even date herewith.

“NMF Debt” shall mean all Liabilities and indebtedness of every nature of the Company from time to time owed to NMF under the NMF Loan Documents in an amount not exceeding the sum of $19,175,000, including any amendments, modifications, renewals or extensions thereof, plus, respectively, (a) any Protective Advances, (b) accrued and unpaid interest and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. NMF Debt shall be considered to be outstanding whenever any loan commitment or loan under the NMF Loan Documents is outstanding.

“NMF Loan Documents” means the NMF Loan Agreement, NMF Notes, NMF Mortgage, NMF Security Agreement, and all other notes, mortgages, security agreements, documents, instruments, assignments and contracts, relating thereto, as amended, restated, supplemented or otherwise modified from time to time. The NMF Loan Documents shall be provided to the Parties as the same are executed, amended, supplemented, restated or otherwise modified.

“NMF Loan Liabilities” means all obligations of the Company to NMF under, or arising as a result of, the NMF Loan Documents.

“Parity Indebtedness” all Liabilities of the Company to AgStar under the AgStar Plant Loan and to NMF under the NMF Loan.

“Party” or “Parties” means individually or together any one or more of AgStar, NMF, the Trustee and the County.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means: (a) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code, as amended from time to time, or any successor statute), or any receivership, custodianship, liquidation, reorganization or other similar case or proceeding, relative to Company, (b) any liquidation, dissolution, reorganization or winding down of Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Company, or (d) any sale, transfer or other disposition of all or substantially all of the assets of Company in connection with any of the foregoing.

“Project” means the acquisition, construction and financing of the Premises, the Plant and the Facility.

“Protective Advances” means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), personal property taxes (including special payments in lieu of personal property taxes), maintenance costs, insurance premiums, other items (including capital items) reasonably necessary to protect the Premises, or any other Collateral from forfeiture, casualty, loss or waste.

“Remedial Action” means, subject to the limitations contained in this Agreement, any one or more of the following remedies: (i) the acceleration of any indebtedness under any Financing Document or declaration of the entire amount of any indebtedness under any Financing Document to be due and payable, (ii) the initiation of any power of sale or any similar right, (iii) the initiation of bankruptcy or other insolvency proceedings, (iv) a request for appointment of a receiver; (v) the initiation of any remedies with respect to rents or other revenues payable with respect to the Premises, the Plant or the Facility, (vi) the acceptance of a transfer of the Premises, the Plant or the Facility in lieu of foreclosure, (vii) the institution of suit for purposes of seeking a monetary judgment, or (viii) the exercise of any other right or remedy upon an Event of Default. Nothing contained in this Agreement shall grant any Party any rights or remedies not otherwise provided by any of the Financing Documents or applicable law.

“Senior Debt” means the AgStar Debt and/or the NMF Debt”.

“Senior Lenders” means AgStar and NMF.

“Senior Obligations” means the AgStar Loan Liabilities and the NMF Loan Liabilities.

“Separate Collateral” means and includes all of the Company’s (i) Accounts, (ii) Inventory, (iii) Chattel Paper, (iv) Instruments, (v) Deposit Accounts and (vi) Payment Intangibles, whether now existing or hereafter acquired, and the proceeds and products thereof.

“Subordinated Debt” means the Bond Debt.

“Subordinated Lenders” means the County and the Trustee.

“SW Facility Bond Debt” shall mean all Liabilities and indebtedness of every nature of the Company from time to time owed under the SW Facility Bond Documents in an amount not exceeding the sum of $20,000,000.00, including any amendments, modifications, renewals or extensions thereof, plus, respectively, (a) any Protective Advances, (b) accrued and unpaid interest and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“SW Facility Bond Documents” means the Indenture, the Lease Agreement, the SW Facility Mortgage, the SW Facility Guaranty and all other mortgages, security agreements, documents, instruments, assignments and contracts relating thereto, as amended, supplemented, restated or otherwise modified from time to time. The SW Facility Bond Documents shall be provided to the Parties as the same are executed, amended, supplemented, restated or otherwise modified.

“SW Facility Bond Liabilities” means all obligations of the Company under, or arising as a result of, the SW Facility Bond Documents.

2.      Lien Priority, Subordination.

2.1   Lien Priorities. Notwithstanding the date, manner or order of perfection of the security interests and Liens granted by the Company to any Party, and notwithstanding any provisions of the UCC, applicable law, or the Financing Documents or whether any Party hereto holds possession of all or any part of the Collateral, the following, as between the Parties shall be the relative priority of the Liens of the Parties in the Collateral:

2.1.1     Real Property. The mortgage Lien and security interest of each of the AgStar Mortgage and the NMF Mortgage (hereinafter the “Consolidated Mortgages”) are hereby consolidated to constitute a single first mortgage Lien and security interest on or in the Premises, the Plant and the Facility which shall equally and ratably secure all holders from time to time of the Parity Indebtedness in proportion to the amount owed to each as either principal or interest, with the same force and effect as if AgStar and NMF held a single mortgage Lien on and security interest in the Premises, the Plant and the Facility to secure all Parity Indebtedness. The consolidated mortgage Lien and security interest shall be deemed to contain and be subject to all of the terms and conditions set forth in the AgStar Mortgage and the NMF Mortgage. To the extent consistent with this Agreement, inconsistent terms as between such agreements shall be controlled first by the AgStar Mortgage and then by the NMF Mortgage. The County and the Trustee shall hold a subordinate mortgage Lien or security interest on or in the Premises, the Plant and the Facility.

2.1.2     Joint Collateral. The Lien and security interest of each of the AgStar Security Agreement and the NMF Security Agreement (hereinafter the “Consolidated Security Agreements”) are hereby consolidated to constitute a single first priority Lien or security interest on or in the Joint Collateral which shall equally and ratably secure all holders from time to time of the Parity Indebtedness in proportion to the amount owed to each as either principal or interest, with the same force and effect as if AgStar and NMF held a single Lien on and security interest in the Joint Collateral to secure all Parity Indebtedness. The consolidated Lien and security interest shall be deemed to contain and be subject to all of the terms and conditions set forth in the AgStar Security Agreement and the NMF Security Agreement. To the extent consistent with this Agreement, inconsistent terms as between such agreements shall be controlled first by the AgStar Security Agreement and then by the NMF Security Agreement. The County and the Trustee shall hold a subordinate Lien or security interest on or in the Joint Collateral.

2.1.3     Separate Collateral. The Lien of the AgStar Security Agreement shall constitute a single first priority Lien or security interest on or in the Separate Collateral which shall secure all holders from time to time of the AgStar Loan Liabilities as either principal or interest, with the same force and effect as if AgStar solely held a single Lien on and security interest in the Separate Collateral, and all proceeds and products thereof, whether now owned or hereafter existing. No other Person or Party shall hold a Lien or security interest on or in the Separate Collateral.

No Party shall contest the validity, perfection, priority or enforceability of any Lien or security interest granted to any other Party or contemplated hereby. Notwithstanding any failure of a Party to perfect its security interest in the Collateral or any other defect in the security interests or obligations owing to such Party, the priority and rights as between the Parties hereto shall be as set forth herein.

2.2      Appointment of AgStar as Agent. Subject to this Agreement, AgStar is hereby appointed the agent of NMF with respect to enforcing its rights under the Consolidated Mortgages and the Consolidated Security Agreements with the authority to exercise all rights related thereto, including administering and managing all proceeds paid under any title or casualty insurance policy and all condemnation awards and all sums realized upon taking possession of any of the Joint Collateral pursuant to foreclosure, upon receipt of a deed in lieu of foreclosure, or pursuant to any Remedial Action.

2.3       Servicing of NMF Debt.  AgStar and NMF hereby covenant and agree, notwithstanding anything to the contrary contained in this Agreement or in any other Financing Document, that the NMF Loan shall be serviced by AgStar pursuant to the terms and provisions of the Loan Servicing Agreement, a true and correct copy of which is attached hereto as Exhibit B, and is incorporated herein.

2.4       Subordination of Subordinated Debt.  The Subordinated Lenders hereby covenant and agree, notwithstanding anything to the contrary contained in this Agreement or in any Financing Document that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of the Senior Debt. Each holder of the Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement. Notwithstanding the foregoing, prior to the acceleration or demand for payment of the Senior Debt or the Bond Debt, each Party shall be entitled to collect all payments of principal, premium, if any, and interest due and payable to it under its own Financing Documents, and all related fees, costs and expenses, at the time and in the manner specified therein.

3.           Special Rights of AgStar. The Parties irrevocably agree to accept performance and compliance (including, but not limited to cure of any Company defaults under the Financing Document) by AgStar of and with any term, covenant, agreement, provision, condition or limitation on the Company’s part to be kept, observed or performed under any of the Financing Documents with the same force and effect as though kept, observed, or performed by the Company. Notwithstanding any provision in this Agreement or any Financing Document, AgStar shall not be required to perform any such obligations either before or after an Event of Default. The Parties covenant and agree that they shall promptly send by registered or certified mail, return receipt requested, to each other Party, a copy of each notice it may deliver to the Company relating to any default or Event of Default by the Company of any of its Financing Document or the taking or proposed taking of any Remedial Action at the same time as and whenever any such notice shall be given by a Party to the Company, addressed to such Party at the address set forth herein.

4.           Payments Prior to Acceleration or Demand for Payment. Until receipt of notice of acceleration or demand for payment of the Senior Debt or Subordinated Debt is given by a Party pursuant to Section 10, each Party shall be entitled to collect all payments of principal, premium, if any, and interest due and payable to it under its own Financing Documents, and all related fees, costs and expenses, at the time and in the manner specified therein. In the event of receipt of such payments from the Company by a Party, prior to the acceleration or demand for payment of the Senior Debt or Bond Debt, such payments shall belong to such Party as its own property, and such Party shall have no obligation under this Agreement to hold or remit any part of such payments for the account of any other Party.

5.            Payments After Acceleration of Demand for Payment. In the event of receipt of any payments from the Company by any Party after notice of acceleration or demand for payment of the Senior Debt or Subordinated Debt has been given, such payments shall be held in trust by the receiving Party and shall promptly be transferred to AgStar and thereafter all such payments so transferred to or received by AgStar shall be applied to the payment of the Senior Debt and the Subordinated Debt in the manner set forth as follows:

5.1      Application of Moneys. In the event of the acceleration or demand for payment of the Senior Debt or Subordinated Debt, all payments, collections and proceeds derived from or related to the Joint Collateral received or effected by AgStar, under the AgStar Loan Documents and, as agent for NMF, under the NMF Loan Documents, shall be applied first to pay or reimburse AgStar and NMF for all of their reasonable costs and expenses incurred and documented in realizing upon or effecting such payments, collections, and proceeds, and if such payments, collections, or proceeds are not sufficient to so pay or reimburse AgStar, then NMF will remit to AgStar a portion of such deficiency equal to the proportionate share of the aggregate principal and interest due on the NMF debt. After payment, reimbursement, or allowance for such costs, expenses, damages, and liabilities, AgStar will apply the remainder equally and ratably to the payment of the Senior Debt, and then, after the Senior Debt has been paid, to the payment of the Subordinated Debt. The County and the Trustee agree that such amounts shall be divided between them in proportion to the then outstanding principal amounts of the Abatement Bond Debt and the SW Facility Bond Debt.

5.2      Application of Proceeds of Collateral. In the event of the acceleration or demand for payment of the Senior Debt, or of any foreclosure, sale or other realization on or disposition in liquidation of any of the Collateral, all moneys collected or received by AgStar constituting identifiable proceeds of any item of the Collateral in excess of the amounts paid to third parties to discharge prior Liens, if any, upon such Collateral shall be applied to the payment of all costs incurred in the collection thereof, including reasonable and documented expenses and disbursement of AgStar and its counsel and of NMF and its counsel, and the balance of such monies shall be applied as follows:

5.2.1         Joint Collateral. All amounts received in respect of any of the Joint Collateral shall be applied ratably to payment of the Senior Debt in that proportion which the unpaid principal amount of, and accrued interest then due and owing on, the AgStar Plant Loan, on the date of such application, bears to the unpaid principal amount of, and accrued interest then due and owing on the NMF Loan on the date of such application. All amounts received in respect of any of the Joint Collateral in excess of the amount necessary to effect payment in full of the Senior Debt and the Subordinate Debt shall be remitted to the Company. The County and the Trustee agree that such amounts shall be divided between them in proportion to the then outstanding principal amounts of the Abatement Bond Debt and the SW Facility Bond Debt.

5.2.2         Separate Collateral. All amounts received in respect of any of the Separate Collateral shall first be applied to payment of the AgStar Debt to the extent necessary to effect payment in full of the AgStar Debt. All amounts received in respect of any of the Separate Collateral in excess of the amount necessary to effect payment in full of the AgStar Debt shall be remitted to the Company.

5.2.3         Purchase of Collateral. If AgStar elects to bid at any foreclosure sale on any of the Joint Collateral, any bid submitted by it shall be applied to payment of amounts due on the Parity Indebtedness as provided herein. If AgStar shall purchase such Joint Collateral, it shall hold such title in trust for the benefit of the holders of the Parity Indebtedness and shall exercise commercially reasonable efforts to dispose of such Joint Collateral so acquired, the proceeds of which disposition shall be applied pursuant to Section 5.2.1 above. AgStar shall provide prior written notice to NMF and shall consult with NMF prior to exercising any rights or remedies hereunder, but in the event that the AgStar and NMF cannot agree, the decision of AgStar shall govern.

5.2.4         Standard of Care. AgStar shall promptly perform and observe all of its obligations and agreements contained in this Agreement; provided that, unless otherwise provided herein, AgStar shall be liable hereunder only for its willful misconduct, gross negligence or bad faith in the performance of its obligations and duties hereunder, or the reckless disregard of its obligations and duties hereunder.

5.3      Setoff. In the event that any funds of the Company on deposit with any Party or subject to any control agreement shall be taken or appropriated by such Party by way of setoff in payment or satisfaction of the obligations of the Company to such Party under any Financing Documents, such funds shall be applied as follows:

5.3.1         Identifiable Proceeds. To the extent such funds constitute identifiable proceeds of any item of Collateral, such funds shall be applied in the manner set forth in Section 5.2 of this Agreement.

5.3.2         Other Funds. To the extent such funds do not constitute identifiable proceeds of any item of Collateral, such funds shall be applied in the manner set forth in Section 4 of this Agreement.

For purposes of this Section 5.3, notwithstanding the order in which funds of the Company on deposit in an account with a bank are deposited in such account, funds constituting or deemed to constitute proceeds of the Separate Collateral shall be deemed to have been withdrawn from such account before any otherwise identifiable funds have been withdrawn.

5.4      Possession of Collateral. In the event any item of Collateral, a security interest in which is perfected by possession, is delivered into the possession of a Party, such Party shall deemed to hold such item of Collateral as custodian for itself and each other Party in order to perfect its own security interest and the security interest of the other Parties pursuant to the Financing Documents. If such Party’s security interest is released under circumstances that do not require any other Party’s security interest to be released, such Party shall deliver to the other Parties such items of Collateral in order that the security interest of the other Parties may continue to be perfected.

5.5       Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding:

5.5.1           The Senior Debt shall first be indefeasibly paid in full in cash before any Distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt.

5.5.2           Any Distribution, which would otherwise, but for the terms hereof, be payable or deliverable in respect of any Subordinated Debt shall be paid or delivered directly to AgStar (to be held and/or applied by AgStar in accordance with the terms of this Agreement) until all Senior Debt is indefeasibly paid in full in cash. The parties irrevocably authorize, empower and direct any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to AgStar.

5.5.3           Each Party agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, or any Liens and security interests securing the same.

5.5.4           Each Party agrees to execute, verify, deliver and file any proofs of claim in respect of the Senior Debt or the Bond Debt requested by any other Party in connection with any Proceeding involving the Company.

5.5.5           The Parity Indebtedness and Senior Debt shall continue to be treated as Parity Indebtedness and Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Parties even if all or part of the Parity Indebtedness and Senior Debt or the security interests securing the same are set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Parity Indebtedness or Senior Debt is rescinded or must otherwise be returned by any holder thereof or any representative of such holder.

5.6       Insurance and Condemnation. All proceeds of any property or casualty insurance or condemnation award relating to the Collateral shall be applied by AgStar in accordance with the provisions of this Agreement, subject to the priorities herein set forth, and no other Person or Party shall have the right to participate in the adjustment of any such insurance claims or condemnation awards.

5.7       Waiver of Right to Require Marshaling. Each Party hereby expressly waives any right that it otherwise might have to require any other Party to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No Party shall be required to enforce any guaranty or any security interest given by any Person other than the Company as a condition precedent or concurrent to the taking of any Remedial Action.

5.8       Subrogation. No payment or distribution by a Party to any other Party pursuant to the provisions of this Agreement and no Protective Advance by any of the Parties

shall entitle such Party to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Debt. The Subordinated Lenders agree that prior to the satisfaction of all of the Senior Debt they shall not acquire, by subrogation or otherwise, any Lien, estate, right or other interest in any portion of the Collateral now securing the Senior Debt or the proceeds therefrom that are or may be prior to, or of equal priority to, the Subordinated Debt or the liens, rights, estates and interests created thereby.

5.9      Remedial Action by NMF. So long as this Agreement remains in effect NMF, the County nor the Trustee shall take no Remedial Action under the NMF Documents or the Bond Documents without the prior written consent of AgStar, which consent shall not be unreasonably withheld.

5.10     Enforcement of Remedies. NMF, the County and the Trustee agree to cooperate with AgStar and take any lawful action, including joining in such proceedings at law or in equity and executing such documents as AgStar may request and direct, to enforce the obligations of the Company under the Loan Documents, and in order that the rents, issues, profits, revenues and other income from the Plant, the Facility and Premises shall be available to satisfy the Company’s obligations under the Loan Documents. AgStar agrees to pay, and to indemnify NMF against, all reasonable costs, fees and expenses (including reasonable attorneys’ fees and expenses) incurred by NMF in connection with any action taken by it at the request and direction of AgStar; provided, however, that AgStar shall not be obligated (i) to pay any costs, fees or expenses which NMF may suffer or incur by reason of its own grossly negligent or willful failure to perform the trusts and duties imposed upon it under the NMF Loan Documents, or (ii) to pay any costs, fees or expenses which NMF may suffer or incur by reason of its exercise or failure to exercise any power or discretion, other than at AgStar’s direction or request.

5.11     Bond Debt Payment Restrictions. Notwithstanding the terms of the Bond Documents, the Trustee and County hereby agree that they will not accept any Distribution with respect to the Bond Debt if and after AgStar provides notice to the Trustee and the County, as required by Section 5.3 of this Agreement, that: (a) the Company is in default, or such payment would result in a default, with respect to the payment of any applicable Senior Debt and AgStar has provided the Trustee and the County the notice required by Section 5.1 of this Agreement, or (b) any other Event of Default exists under any agreement with respect to the Senior Debt, which has not been waived or cured, until the Senior Debt is indefeasibly paid in full in cash, and for which AgStar has accelerated payment pursuant to the terms of the Loan Documents. For purposes of this paragraph, default with respect to payment of any Senior Debt shall refer to failure of the Company to pay in full when due the principal of or interest or premium on or any other amount owed under any such Senior Debt, or any portion thereof, according to its terms. Notwithstanding the foregoing, payment on the Bond Debt shall not be subject to the prior payment of such Senior Debt as to all amounts which actually are paid under the Bond Debt if the Company was not in default, and such payment did not result in a default, with respect to the payment of any AgStar Debt at the time or times such payment or payments were made, and shall in no event preclude the Trustee and the County from using funds in its possession not constituting Collateral to make payments to the holders of the Bonds.

5.12     Other Security Interests. No Party shall obtain or possess any Lien, security interest, encumbrance or claim in the Company’s assets other than, or in addition to, the Collateral without the prior written consent of each other Party except for judgment liens that are entered against the Company following the occurrence of an Event of Default under such Party’s Financing Documents.

5.13     Benefit of Security Interests. This Agreement shall not give any rights to any Party if and to the extent that its respective security interest in any item of Collateral in  which it seeks to claim an interest or to share such interest, as the case may be, is (i) not then perfected (provided, however, that no Party shall contest the perfection of any security interest that is subject to the provisions hereof in favor of another Party); (ii) voidable under the Bankruptcy Code; (iii) held by a court of competent jurisdiction to be unenforceable; or (iv) junior to the security interest of another Party (without regard to the provisions hereof) and to an intervening interest of a third party.

5.14      Control Agreement. The Company shall grant AgStar a Deposit Account Control Agreement acceptable to AgStar with respect to any and all accounts maintained by the Company into which Collateral or the proceeds thereof are or may be deposited or held. No other Party shall obtain from the Company additional Deposit Account Control Agreements without the prior written consent of AgStar.

5.15      Bond Funds. Notwithstanding any of the provisions of any other Financing Documents, any security interest granted by the Company to any Party shall not extend to any fund or account under the Indenture which fund or account shall be held for the exclusive use by such Party pursuant to the terms and conditions of its Bond Documents.

6.       Non-Removal of Facility. Notwithstanding any provision of the Financing Documents, the Parties covenant and agree that so long as this Agreement remains in effect, no Party shall exercise any right or remedy contained in any Financing Document in any manner that would result in any material portion of the Plant or Facility being removed from the Premises; provided, however, that such restriction shall not limit any Remedial Action so long as such Remedial Action does not result in the removal of the Plant or Facility from the Premises.

7.       Notice of Default/Termination of Financing.

7.1.     Notice of Default/Termination of Financing. Should any Party terminate its obligations to the Company pursuant to any Financing Document, or commence any Enforcement Action or acceleration of the Senior Debt or Bond Debt, it shall provide the other Parties with a copy of any notice of default and/or acceleration simultaneously with the notice provided to the Company.

7.2      Rights to Cure.

7.2.1     AgStar’s Rights to Cure. Prior to NMF commencing any Enforcement Action under any NMF Loan Document, NMF shall provide written notice of the default which would permit NMF to commence such Enforcement Action to each other Party pursuant to Section 10 of this Agreement, whether or not NMF is obligated to give notice thereof to Company (a “NMF Default Notice”) and shall permit AgStar an opportunity to cure such default in accordance with the provisions of this Section 7.2.1. If the default is a monetary default relating to a liquidated sum of money, AgStar shall have until ten (10) Business Days after the later of (i) the giving by NMF of the NMF Default Notice and (ii) the expiration of Company’s cure period, if any, (an “AgStar Monetary Cure Period”) to cure such monetary default. If the default is of a non-monetary nature, AgStar shall have the same period of time as the Company under the NMF Loan Documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being continuously and diligently pursued by AgStar, AgStar shall be given an additional period of time as is reasonably necessary for AgStar in the exercise of due diligence to cure such non-monetary default for so long as (i) AgStar makes or causes to be made timely payment of Company’s regularly scheduled payments under the NMF Loan Documents, (ii) such additional period of time does not exceed thirty (30) days, unless such non-monetary default is of a nature that cannot be cured within such thirty (30) days, in which case, AgStar shall have such additional time as is reasonably necessary to cure such non-monetary default, (iii) such default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of Company and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Project. Any additional cure period granted to AgStar hereunder shall automatically terminate upon the bankruptcy (or similar insolvency) of the Company.

7.2.2    NMF’s Rights to Cure. Prior to AgStar commencing any Enforcement Action under any AgStar Loan Document, AgStar shall provide written notice of the default which would permit AgStar to commence such Enforcement Action to each other Party pursuant to Section 10 of this Agreement, whether or not AgStar is obligated to give notice thereof to Company (an “AgStar Default Notice”) and shall permit NMF an opportunity to cure such default in accordance with the provisions of this Section 7.2.2. If the default is a monetary default relating to a liquidated sum of money NMF shall have until ten (10) Business Days after the later of (i) the giving by AgStar of the AgStar Default Notice and (ii) the expiration of Company’s cure period, if any, (an “NMF Monetary Cure Period”) to cure such monetary default. If the default is of a non-monetary nature, NMF shall have the same period of time as the Company under the AgStar Loan Documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being continuously and diligently pursued by NMF, NMF shall be given an additional period of time as is reasonably necessary for NMF in the exercise of due diligence to cure such non-monetary default for so long as (i) NMF makes or causes to be made timely payment of Company’s regularly scheduled payments under the AgStar Loan Documents, (ii) such additional period of time does not exceed thirty (30) days, unless such non-monetary default is of a nature that can not be cured within such thirty (30) days, in which case, NMF shall have such additional time as is reasonably necessary to cure such non-monetary default, (iii) such default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of Company and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Project. Any additional cure period granted to NMF hereunder shall automatically terminate upon the bankruptcy (or similar insolvency) of the Company.

7.2.3        Subordinated Debt Standstill Provisions. The Subordinated Lenders shall not, for a period of 60 days after AgStar’s receipt of the notice required by Section 4, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, the Subordinated Lenders may file proofs of claim against the Company in any Proceeding. Any Distributions on account of Subordinated Debt obtained by the Subordinated Lenders following a Proceeding or in violation of this Agreement shall in any event be held in trust by the Subordinated Lenders for the benefit of the Senior Lenders and shall be promptly paid or delivered to AgStar for the benefit of the Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash.

7.3      Estoppel. Each Party shall, within ten (10) days following a request from any other Party, provide the requesting Party with a statement setting forth the then current outstanding principal balance of the obligations owed to it by the Company under its Financing Documents, the aggregate accrued and unpaid interest thereunder, and stating whether to the knowledge any default or Event of Default exists thereunder.

7.4      Acceleration of Loans/Bonds. Prior to a Party accelerating the obligations of the Company to it under its Financing Documents, such Party shall provide written notice to the other Parties at least ten (10) Business Days prior to formally accelerating the same, provided however, that nothing in this paragraph shall limit the discretion of any Party to accelerate or to exercise any rights or remedies provided in this Agreement, the Financing Documents, or applicable law, except as may be otherwise expressly provided in this Agreement.

8.          Representations and Warranties.

8.1      By AgStar. Notwithstanding any of the terms of the AgStar Loan Documents, AgStar hereby acknowledges (i) that it has received copies of all Financing Documents and hereby consents to the execution and delivery of the same by the Company and (ii) agrees that the execution and delivery of the Financing Documents by the Company shall not constitute a breach or Event of Default under the AgStar Loan Documents and waives any Event of Default the execution and delivery of the Financing Documents may have otherwise caused under the AgStar Loan Documents. AgStar agrees that it shall not contest the validity, perfection, priority, or enforceability of any Lien, security interest, encumbrance, or claim granted by the Company to any Party under any Financing Document.

8.1.1       Modification of AgStar Loan Documents. AgStar shall have the right without the consent of any other Party to enter into any amendment, deferral, modification, increase, renewal, replacement consolidation, supplement or waiver (collectively, an “AgStar Loan Modification”) of the AgStar loans or the AgStar Loan Documents provided that no such AgStar Loan Modification shall (i) increase the interest rate or principal amount of the AgStar loans, or (ii) extend or shorten the scheduled maturity date of the AgStar loans (except that AgStar may permit the Company to exercise any extension options in accordance with the terms and provisions of the AgStar Loan Documents in effect as of the date hereof), provided, however, in no event shall AgStar be obligated to obtain any Party’s consent to an AgStar Loan Modification in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the AgStar loans following or during the existence of an Event of Default, or (iii) increase any cash reserve or escrow requirements of the Company. In addition and notwithstanding the foregoing provisions of this Section 8.1.1, any amounts funded by AgStar under the AgStar Loan Documents as a result of (x) the making of any Protective Advances or other advances by AgStar, or (y) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 8.1.1.

8.1.2       Copies of AgStar Loan Modifications. AgStar shall deliver to each other Party copies of any and all modifications, amendments, extensions, consolidations, restatements, alterations, changes or revisions to any one or more of the AgStar Loan Documents (including, without limitation, any side letters, waivers, or consents entered into, executed or delivered by AgStar) within a reasonable time after any of such applicable instruments have been executed by the Company and AgStar.

8.2      By NMF.   Notwithstanding any of the terms of the NMF Loan Documents, NMF hereby acknowledges (i) that it has received copies of all Financing Documents and hereby consents to the execution and delivery of the same by the Company and (ii) agrees that the execution and delivery of the Financing Documents by the Company shall not constitute a breach or Event of Default under the NMF Loan Documents and waives any Event of Default the execution and delivery of the Financing Documents may have otherwise caused under the NMF Loan Documents. NMF agrees that it shall not contest the validity, perfection, priority, or enforceability of any Lien, security interest, encumbrance, or claim granted by the Company to any Party under any Financing Document.

8.2.1        Modification of NMF Loan Documents. NMF shall have the right without the consent of any other Party to enter into any amendment, deferral, modification, increase, renewal, replacement consolidation, supplement or waiver (collectively, a “NMF Loan Modification”) of the NMF Loan or the NMF Loan Documents provided that no such NMF Loan Modification shall (i) increase the interest rate or principal amount of the NMF Loan, or (ii) extend or shorten the scheduled maturity date of the NMF Loan (except that NMF may permit the Company to exercise any extension options in accordance with the terms and provisions of the NMF Loan Documents in effect as of the date hereof), provided, however, in no event shall NMF be obligated to obtain any Party’s consent to a NMF Loan Modification in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the NMF Loan following or during the existence of an Event of Default. In addition and notwithstanding the foregoing provisions of this Section 8.2.1, any amounts funded by NMF under the NMF Loan Documents as a result of (x) the making of any Protective Advances or other advances by NMF, or (y) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 8.2.1.

8.2.2        Copies of NMF Loan Modifications. NMF shall deliver to AgStar copies of any and all modifications, amendments, extensions, consolidations, restatements, alterations, changes or revisions to any one or more of the NMF Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by NMF) within a reasonable time after any of such applicable instruments have been executed by the Company and NMF.

8.3      By Trustee. Notwithstanding any of the terms of the Bond Documents, the Trustee hereby acknowledges (i) that it has received copies of all Financing Documents and hereby consents to the execution and delivery of the same by the Company and (ii) agrees that the execution and delivery of the Financing Documents by the Company shall not constitute a breach or Event of Default under the SW Facility Bond Documents and waives any Event of Default the execution and delivery of the Financing Documents may have otherwise caused under the SW Facility Bond Documents. Trustee agrees that it shall not contest the validity, perfection, priority, or enforceability of any Lien, security interest, encumbrance, or claim granted by the Company to any Party under any Financing Document.

8.4      By County. Notwithstanding any of the terms of the Abatement Bond Documents, the County hereby acknowledges (i) that it has received copies of all Financing Documents and hereby consents to the execution and delivery of the same by the Company and (ii) agrees that the execution and delivery of the Financing Documents by the Company shall not constitute a breach or Event of Default under the Abatement Bond Documents and waives any Event of Default the execution and delivery of the Financing Documents may have otherwise caused under the Abatement Bond Documents. County agrees that it shall not contest the validity, perfection, priority, or enforceability of any Lien, security interest, encumbrance, or claim granted by the Company to any Party under any Financing Document.

8.5      By the Parties. The Parties agree that the purpose of this Agreement is to establish priority as to interests otherwise created by independent loan and bond arrangements between the Parties and the Company and each Party agrees that this Agreement shall not be utilized by any of them to claim an expansion of any security interest or Lien granted to them by the Company.

9.          Further Assurances.   Each Party will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested by any other Party hereto in writing that may be necessary or desirable to effect fully the purposes of this Agreement.

10.        Notices.   All notices or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, with proper address as indicated below. Each Party may, by written notice given to the other Parties, designate any other address or addresses to which notices or other communications to them shall be sent when required as contemplated by this Agreement. Until otherwise so provided by the respective Party, all notices and communications to each of them shall be addressed as follows:

If to NMF:	MMCDC New Markets Fund II, LLC
119 Graystone Plaza
P.O. Box 623
Detroit Lakes, Minnesota 56502 Attention: Arlen R. Kangas Telephone: (218) 847-3191 Facsimile: (218) 844-6345

with a copy to:	Future Unlimited Law PC
P.O. Box 2776 Yelm, Washington 98597 Attention: Ruth Sparrow Telephone: (360) 458-1720 Facsimile: (360) 458-2509

And to:	U.S. Bancorp Community Development
Corporation
1307 Washington Avenue, Suite 300 St. Louis, Missouri 63103 Attention: Darren Van Hof Telephone: (314) 335-2650 Facsimile: (314) 335-2601

With a copy to:	Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600 St. Louis, Missouri 63105 Attention: Edward J. Lieberman Telephone: (314) 480-1500 Facsimile: (314) 480-1505

And to:	Minnesota’s Community Development
Corporation 109 S Grove Ave PO Box 509 Park Rapids, MN 56470 Attention: Robert Crep Telephone: (218) 732-3677 Facsimile: (218) 732-8985

With a copy to:	Gislason & Hunter, LLP
2700 S. Broadway New Ulm,MN 56073 Attention: C. Thomas Wilson Telephone: (507) 354-3111 Facsimile: (507) 354-8447

If to the County:	Otter Tail County
520 West Fir Avenue Fergus Falls, MN 56537

If to Trustee:	U.S. Bank National Association
as trustee for the holders of the $20,000,000 Otter Tail County, Minnesota Subordinate Exempt Facility Revenue Bonds (Otter Tail

Ag Enterprises, LLC Ethanol Plant Project)
Series 2007
60 Livingston Avenue
St. Paul, Minnesota 55107

If to AgStar:	AgStar Financial Services, PCA
1921 Premier Drive PO Box 4249 Mankato, MN 56002-4249 Attention: Ron Monson Telephone: (507) 386-4242 Facsimile: (507) 344-5088

With copy to:	Phillip L. Kunkel
Gray Plant Mooty 1010 West St. Germain, Suite 600 St. Cloud, MN 56301 Facsimile: (320) 252-4482 Telephone: (320) 252-4414

11.       Successors and Assigns. Whenever in this Agreement each of the Parties is named or referred to, the successors and assigns of such Party shall be deemed to be included and all covenants, promises and agreements in this Agreement by and on behalf of the respective Parties hereto shall bind and inure to the benefit of the respective successors and assigns of such Party, whether so expressed or not.

12.       Relative Rights. Nothing in this Agreement shall (a) impair, as between NMF and AgStar, the obligations of the Company with respect to the payment of the AgStar Debt or the NMF Debt in accordance with their respective terms, or (b) impair, as between any Party, the obligations of the Company with respect to the payment of the Senior Debt or the Subordinated Debt in accordance with their respective terms, or (c) affect the relative rights of AgStar or NMF with respect to any other creditor of the Company.

13.       Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any Financing Documents, the provisions of this Agreement shall control and govern.

14.       Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.       Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereto, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

17.       Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (a) payment in full of the Senior Debt; (b) transfer of the Collateral by the foreclosure, by sale of the Collateral by the exercise of Senior Lender’s legal and contractual remedies, or by the transfer of the Collateral to AgStar or NMF by the Company’s deed-in-lieu of foreclosure; or (c) transfer of title to any Party of the Collateral; provided, however, that any rights or remedies of either Party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

18.       Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflicts of law principles.

19.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. THE PARTIES REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THIS WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20.       Effectiveness of Agreement. Notwithstanding the execution and delivery of this Agreement by the County and the Trustee, neither the County or the Trustee shall be bound by the terms and conditions of this Agreement unless and until the Abatement Bonds and the Solid Waste Facility Bonds have been sold and the Bond Documents executed and delivered to the County and Trustee, respectively.

IN WITNESS WHEREOF, NMF, the Trustee, the County and AgStar have caused this Agreement to be executed as of the day and year first above written.

SIGNATURE PAGE TO:

INTERCREDITOR AGREEMENT

BY AND BETWEEN

MMCDC NEW MARKETS FUND II, LLC,

U.S. BANK, NATIONAL ASSOCIATION, as Trustee for the holders of the $20,000,000.00

Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG

Enterprises, LLC Ethanol Plant Project) Series 2007

OTTER TAIL COUNTY

AND

AGSTAR FINANCIAL SERVICES, PCA,

DATED: AS OF MARCH 28, 2007

NMF:
MMCDC NEW MARKETS FUND II, LLC,
a Delaware limited liability company

/s/ Arlen Kangas
By: Arlen Kangas
Its: President

STATE OF MINNESOTA	)
) ss.
COUNTY OF Becker	)

On this 28th day of March, 2007, before me a Notary Public within and for said County, personally appeared Arlen Kangas, to me known, who being by me duly sworn, did say that he is the President of MMCDC New Markets Fund II, LLC, the Delaware limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Nicole A. Kirchner
Notary Public

SIGNATURE PAGE TO:

INTERCREDITOR AGREEMENT

BY AND BETWEEN

MMCDC NEW MARKETS FUND II, LLC,

U.S. BANK NATIONAL ASSOCIATION, as Trustee for the holders of the $20,000,000.00

Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG

Enterprises, LLC Ethanol Plant Project) Series 2007

OTTER TAIL COUNTY

AND

AGSTAR FINANCIAL SERVICES, PCA,

DATED: AS OF MARCH 28,2007

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee for the owners of the $20,000,000.00

Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG

Enterprises, LLC Ethanol Plant Project)

Series 2007

/s/ Jay Paulson
By:	Jay Paulson
Its:	Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF RAMSEY	)

On this 28th day of March 2007, before me a Notary Public within and for said County, personally appeared Jay Paulson, to me known, who being by me duly sworn, did say that he is the Vice President of U.S. Bank National Association, the Trustee named in the foregoing instrument, and that said instrument was signed on behalf of said bank by authority of its board and as the free act and deed of said bank.

/s/ Judy A. Galberth
Notary Public

SIGNATURE PAGE TO:

INTERCREDITOR AGREEMENT

BY AND BETWEEN

MMCDC NEW MARKETS FUND II, LLC,

U.S. BANK, NATIONAL ASSOCIATION, as Trustee for the holders of the $20,000,000.00

Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG

Enterprises, LLC Ethanol Plant Project) Series 2007

OTTER TAIL COUNTY

AND

AGSTAR FINANCIAL SERVICES, PCA,

DATED: AS OF MARCH 30, 2007

COUNTY:
OTTER TAIL COUNTY, a political subdivision
of the State of Minnesota

/s/ Dennis Mosher
By
Its Board Chair

/s/ Larry Krohn
And by
Its County Coordinator

STATE OF MINNESOTA	)
) ss.
COUNTY OF OTTER TAIL	)

On this 28th day of March, 2007, before me a Notary Public within and for said County, personally appeared [ILLEGIBLE] and [ILLEGIBLE], to me known, who being by me duly sworn, did say that they are the Board Chair and County Coordinator, respectively, of Otter Tail County, the political subdivision of the State of Minnesota named in the foregoing instrument, and that said instrument was signed on behalf of said county by authority of its board and as the free act and deed of said county.

/s/ Kent Mattson
Notary Public

SIGNATURE PAGE TO:

INTERCREDITOR AGREEMENT

BY AND BETWEEN

MMCDC NEW MARKETS FUND II, LLC,

U.S. BANK, NATIONAL ASSOCIATION, as Trustee for the holders of the $20,000,000.00

Otter Tail County, Minnesota, Subordinate Exempt Facility Revenue Bonds (Otter Tail AG

Enterprises, LLC Ethanol Plant Project) Series 2007

OTTER TAIL COUNTY

AND

AGSTAR FINANCIAL SERVICES, PCA,

DATED: AS OF MARCH 28, 2007

AGSTAR:
AGSTAR FINANCIAL SERVICES, PCA,
a federal instrumentality

/s/ Ron Monson
By: Ron Monson
Its: VP

STATE OF MINNESOTA	)
) ss.
COUNTY OF Steams	)

On this 28 day of March, 2007, before me a Notary Public within and for said County, personally appeared Ron Monson, to me known, who being by me duly sworn, did say that he is the Vice President of AgStar Financial Services, PCA, the federal instrumentality named in the foregoing instrument, and that said instrument was signed on behalf of said instrumentality by authority of its board and as the free act and deed of said instrumentality.

/s/ Patti T. Herber
Notary Public

COMPANY’S ACKNOWLEDGEMENT

The undersigned hereby acknowledges and agrees to the terms and provisions of this Intercreditor Agreement. By executing this Acknowledgement, the Company, through the undersigned authorized officer, agrees to be bound by the provisions of the Intercreditor Agreement insofar as such provisions relate to the relative rights of the Parties thereto as between such Parties. The undersigned further agrees that the terms of the Intercreditor Agreement shall not give the undersigned any substantive rights vis-à-vis any Party and does not affect the undersigned’s obligations to any Party under any Financing Document.

COMPANY:

OTTER TAIL AG ENTERPRISES, LLC,
a Minnesota limited liability company

/s/ Jerry Larson
By: Jerry Larson
Its: President

STATE OF MINNESOTA	)
) ss.
COUNTY OF STEAMS	)

On this 28 day of March, 2007, before me a Notary Public within and for said County, personally appeared Jerry Larson, to me known, who being by me duly sworn, did say that he is the President of Otter Tail Ag Enterprises, LLC, the Minnesota limited liability company named in the foregoing instrument and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Patti T. Herber
Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
GRAY PLANT MOOTY
MOOTY & BENNETT, P.A.
Phillip L. Kunkel
1010 West St. Germain St.
Suite 600
St. Cloud, MN 56301

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

All that part of the W l/2 of Section 20, Township 133 North, Range 43 West of the Fifth Principal Meridian, situate in the County of Otter Tail and the State of Minnesota, lying South of the Railroad Right-of-Way, EXCEPT the following described tracts of land:

1.                                   The tract described as follows: That part of the SW1/4 of Section 20, Township 133, Range 43, described as follows: Commencing at the Southwest corner of said Section 20; thence on an assumed bearing of East along the South line of said Section 20 a distance of 312.35 feet to the point of beginning of the land to be described; thence North 00°08’29” East a distance of 318.00 feet; thence on a bearing of East a distance of 180.00 feet; thence South 00°08’29” West a distance of 318.00 feet to said South line of Section 20; thence on a bearing West along said South line of Section 20, a distance of 180.00 feet to the point of beginning.

2.                                   All that part of the following-described tract: The El/2 of Wl/2 of Section 20, Township 133, Range 43, except railroad right of way; which lies Easterly of a line run parallel with and distant 100.00 feet westerly of the following-described line: Beginning at a point on the North line of said Section 20, distant 99.15 feet East of the North Quarter corner thereof; thence run southerly to a point on the South line of said Section 20, 96.10 feet East of the South Quarter corner thereof, and there terminating; together with all that part of the above-described tract adjoining and westerly of the above-described strip and easterly of the following-described line: From a point on the above-described line, distant 1,077.80 feet North of the South line of said Section 20, run westerly at right angles with said above-described line for 100.0 feet to the point of beginning of the line to be described; thence run southwesterly to a point which is distant 110.0 feet westerly (measured at right angles) from a point on the above-described line, distant 977.80 feet North of the South line of Section 20 (when measured along the above-described line); thence run southerly and parallel with said above-described line to the northeasterly boundary line of the railroad running in a southeasterly and northwesterly direction over and across the above-described tract; in addition to the existing highway; together with all right of access, being the right of ingress to and egress from all that portion of the above-described tract, not acquired herein, to Trunk Highway No. 392.

EXHIBIT B

LOAN SERVICING AND AGENCY AGREEMENT

LOAN SERVICING AND AGENCY AGREEMENT

THIS LOAN SERVICING AND AGENCY AGREEMENT (this “Agreement”) between AGSTAR FINANCIAL SERVICES, PCA, a federal instrumentality (the “Servicer”), and MMCDC NEW MARKETS FUND II, LLC, a Delaware limited liability company (the “Lender”) is made and executed as of this 28th day of March, 2007.

RECITALS

A.    The Lender and the Servicer entered into an Intercreditor Agreement dated March 28, 2007 (the “Intercreditor Agreement”).

B.    The Lender and Servicer desire to enter into this Agreement to govern the servicing of the Loan, as defined herein, and the management of relationships with the Company. In the event of any conflict between the provisions of any the Intercreditor Agreement and this Agreement as to the Loan, the applicable terms of this Agreement shall prevail.

AGREEMENT

IN CONSIDERATION of the foregoing premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Lender and the Servicer, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms.   Unless defined in the Intercreditor Agreement, the following terms have the respective meanings set forth below for all purposes of this Agreement, the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivisions.

“Agreement” means this Loan Servicing and Agency Agreement as originally executed and as amended or supplemented from time to time in accordance with the terms hereof.

“Collection Account” means the account established by the Servicer for purposes of receiving payments from the Company pursuant to this Agreement.

“Delinquent Loan” means the Loan for which payments by the Company due under the Note(s) therefor are ten (10) or more days contractually delinquent.

“Intercreditor Agreement” has the meaning specified in the Recitals to this Agreement.

“Lender” has the meaning specified in the preamble to this Agreement.

“Loan” means that certain loan in the aggregate principal amount of $19,175,000 made by Lender to the Company pursuant to that certain Loan Agreement dated March 30, 2007.

“Monthly P&I” means, with respect to the Loan, the amount of each monthly installment of principal and interest payable to the holder of such Loan in accordance with the terms thereof.

“Prepayment” means a full or partial voluntary or mandatory prepayment by the Company of the outstanding principal balance of the Loan and all accrued and unpaid interest thereon, together with any proceeds of insurance policies related to such Loan.

“Party” or “Parties” means the Lender and/or the Servicer.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Servicer” has the meaning specified in the preamble to this Agreement.

ARTICLE II

ADMINISTRATION AND SERVICING OF LOAN

Section 2.01.  Duties of Servicer: Cooperation with Servicer.

(a)     The Parties agree that the Servicer will service the Loan as provided in this Agreement for the benefit of the Lender. To enable the Servicer to perform its servicing and collection duties hereunder: (i) the Lender agrees to deliver to Servicer all agreements, documents, instruments and information reasonably requested by the Servicer, and (ii) the Lender agrees to cooperate with the Servicer in connection with its performance of such duties by providing or causing all relevant third parties to provide such information and copies of agreements, documents and instruments in their possession relating to the Loan.

(b)     The Servicer shall service the Loan with due care and in accordance with the terms of this Agreement and shall have full power and authority, acting alone and subject only to the provisions of this Agreement to do any and all things in connection with the servicing of the Loan that it may deem necessary or desirable, subject to applicable consultation and/or notice provisions contained in the Intercreditor Agreement.

(c)     The Lender shall retain legal title to the Loan and all security for it, subject to the provisions of the Intercreditor Agreement.

(d)     The Servicer agrees that its servicing of the Loan shall be carried out in accordance with customary and usual procedures employed by financial institutions servicing commercial and agricultural loan agreements and, to the extent more exacting, in accordance with the procedures used by it to service and administer similar loans for itself in the ordinary course of its business.

(e)     The Servicer shall have no other obligations with respect to the servicing, monitoring or administration of the Loan, except as expressly set forth in this Agreement, and affirmatively disclaims all other obligations, duties, or liabilities with respect to the Loan.

Section 2.02.  Servicing Responsibilities.

(a)     The Servicer acknowledges that the Collection Account has been established for the collection of payments received with respect to the Loan.

(b)     The Servicer shall maintain a loan file and electronic database records for the Loan consistent with the records which Servicer maintains for loans that it holds for its own account. In addition to any other customary services which Servicer may perform, the Servicer shall perform the following servicing and collection activities:

(i)   accept payments on the Loan made via wire transfer for deposit in the Collection Account established for such purpose;

(ii)  subject to the provisions of the Intercreditor Agreement, initiate wire transfers of funds to Lender of the payments and proceeds received by Servicer attributable to the Loan, regardless of the date of receipt, on the second Business Day following Servicer’s receipt of collected funds;

(iii) in the event the Company should remit directly to Servicer any payment on the Loan in the form of a check, draft, money order or other instrument of payment (a “Remittance”) relating to the Loan, the Servicer shall act as custodian for the Lender as set forth in Section 2.05 by causing such funds to be deposited into the Collection Account as soon as practicable; and

(iv)        take such other action as may be necessary or appropriate in the discretion of Servicer for the purpose of collecting and depositing into the Collection Account all sums received (as to Remittances remitted directly to the Servicer), and to carry out the duties and obligations imposed upon Servicer pursuant to the terms of this Section 2.02.

(c)     Notwithstanding the provisions of the foregoing Section 2.2(b), the Servicer may, at its option (but only to the extent permitted by Intercreditor Agreement, if applicable), cease collection efforts if the Loan is or shall become a Delinquent Loan, provided (i) the Servicer shall provide notice thereof to the Lender, and (ii) the Servicer shall continue to maintain records relating to the Loan and otherwise continue to carry the Loan on its system unless otherwise instructed by the Lender.

Section 2.03.   Collection of Payments and Remittances.

(a)      Servicer shall use its best efforts to obtain on behalf of the Lender the collection of all payments called for under the terms and provisions of the Loan and shall use its best efforts to cause the Company to timely make all payments in respect of the Loan to the Collection Account.

(b)     To the extent applicable, Servicer shall be reimbursed for the services it provides for the Loan as provided in Section 2.07 of this Agreement.

Section 2.04.  Records.

(a)     The Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Loan at the address of the Servicer set forth in Section 6.03 hereof, or at such other place where the servicing employees of the Servicer are located, and shall give the Lender or its authorized agents access to all such information within the direct control of the Servicer at reasonable times upon request, subject to applicable laws regarding the Company privacy and Servicer’s information security protocols.

(b)     If the Servicer shall have been terminated in accordance with Section 5.02, or if this Agreement shall have been terminated pursuant to Section 5.01, the Servicer shall, promptly upon demand, and in any event no later than 30 Business Days after such demand of the Lender, in the case of Section 5.02, or of the Lender or the successor to the rights of the Lender, in the case of Section 5.01, deliver to the Lender (or such other Person designated by the Lender) all data (including, without limitation, computerized records) necessary for the servicing of the Loan (it being understood that such data may be delivered in the form maintained by the Servicer and that the Servicer shall not be required hereunder to present such data in a format customized for the Lender) and, within three Business Days after such demand, deliver all monies collected by it and required to be deposited in the Collection Account. If the Servicer shall have resigned, the Servicer shall, on the date upon which its resignation shall be given effect in accordance with Section 4.03, deliver to the Lender, or such other Person designated by the Lender, all such data. Should Servicer receive any funds on account of any Loan subject to this Agreement following the termination of Servicer’s status as servicer for any reason, Servicer shall immediately contact the Lender and either remit the funds to the Lender, as instructed by the Lender.

(c)     In addition to delivering such data and monies, the Servicer shall use reasonable efforts to effect the orderly and efficient transfer of the servicing of the Loan to the Person which will be assuming responsibility for such servicing, and shall direct the Company to remit all payment in respect of the Loan to an account or address designated by the Lender or such new Servicer, as the case may be.

Section 2.05. Servicer to Act as Custodian for the Lender.   To facilitate the servicing of the Loan by the Servicer, in the event that the Company or other Person on behalf of a the Company should remit any payment on the Loan directly to the Servicer instead of to the

Collection Account, the Servicer agrees that it shall retain possession, subject to Section 2.02, of any Remittances received in respect of the Loan that at any time come into the possession of the Servicer, as custodian and bailee of the Lender. It is intended that, by the Servicer’s agreement pursuant to this Section, the Lender shall be deemed to have possession of any such Remittance or funds collected thereon for purposes of Section 9-313 of the UCC of the state in which the Remittances were received by the Servicer.

Section 2.06.  Indemnification.

(a)     The Servicer agrees to indemnify, defend and hold, the Lender harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable attorneys fees and related costs, judgments, and any other costs, fees and expenses that the Lender may sustain by reason of (i) the willful misconduct, gross negligence or bad faith of the Servicer in the performance of its obligations and duties hereunder, or (ii) the reckless disregard by the Servicer of its obligations and duties hereunder or thereunder.

(b)     The Lender agrees to indemnify, defend and hold the Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses sustained by the Servicer in connection with its performance of its obligations and duties hereunder, except those arising out of or attributable to (i) the willful misconduct, gross negligence or bad faith of the Servicer in the performance of its obligations and duties hereunder or thereunder, or (ii) the reckless disregard by the Servicer of its obligations and duties hereunder or thereunder.

Section 2.07.  Servicing Compensation; Other Matters.   In consideration of the services to be rendered hereunder, the Servicer shall receive no fee. On the termination of this Agreement by either Party, neither Party shall be liable to the other for damages or additional compensation of any kind or character whatsoever resulting solely from such termination.

Section 2.08  Agency.   The Lender does hereby designate Servicer as its agent solely for the purpose of performing the services specified in this Agreement.

Section 2.09  Confidentiality.   Lender and Servicer acknowledge that during the term of this Agreement, Servicer will be required to access certain information relating to Lender’s customers (“Information”). Servicer recognizes that such Information is of a confidential and proprietary nature to Lender. Servicer agrees to: (1) use at least the same degree of care to maintain the confidentiality of the Information as it uses in maintaining the confidentiality of its own confidential and proprietary information; and (2) use the Information only for the purpose of performing the services agreed to in this Agreement.

Section 2.10  Compliance with State and Federal Laws.   Servicer shall take reasonable steps to ensure that the Services performed under this Agreement are performed in compliance with applicable Federal and State laws.

ARTICLE III

STATEMENTS AND REPORTS

Section 3.01.  Servicing and Collection Report. It is understood and agreed that the Lender shall have no duties vis a vis the Lender or the Borrower for ongoing credit monitoring, administration, reporting or servicing of the Loan except as expressly set forth in this Agreement.

ARTICLE IV

COVENANTS AND REPRESENTATIONS

Section 4.01. Corporate Existence. The Servicer shall keep in full effect its existence as an instrumentality under the laws of the United States of America.

Section 4.02.  Performance of Obligations.

(a)     The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

(b)     The Servicer shall not take any action, or, to the extent within the Servicer’s control, permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any Note or Mortgage, or under any other instrument, or which would result in the amendment, subordination, termination or discharge of, or impair the validity or effectiveness of, any Note or Mortgage or any such other instrument, without the written consent of the Lender, except as expressly provided herein.

Section 4.03.  Resignation; Assignment.

(a)     The Servicer may resign from the duties and obligations imposed on it hereunder upon 90 days’ written notice to the Lender.

(b)     Except as contemplated by Section 5.03, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Lender.

Section 4.04.  Disclaimer. Anything herein contained to the contrary notwithstanding, the Parties agree that the Servicer is acting under this Agreement solely as agent in servicing the Loan, and not as principal or owner of the Loan. The Servicer makes no warranties or representations, express or implied, relating to the Loan, including, but without limitation, as to (i) the validity or genuineness of the Loan, the documentation evidencing the Loan or the security therefor, or any signatures and endorsements on such documentation, (ii) compliance of the Loan with applicable federal and state laws or regulations, or (iii) the validity, priority or perfection of any liens or encumbrances securing or relating to the Loan. The duties of Servicer shall be mechanical and administrative in nature. Except to the extent expressly stated herein regarding Servicer’s receipt of funds as custodian for Lender, Servicer shall not, by reason of this Agreement, have a fiduciary relationship with any Person.

ARTICLE V

TERMINATION

Section 5.01. Termination. Unless otherwise terminated as provided in this Agreement, this Agreement shall terminate at the time all Notes and other obligations of the Lender made subject to this Agreement have been paid in full and the Servicer has completely performed its responsibilities and obligations under this Agreement. Nothing herein shall affect the Lender’s rights with respect to the Collateral in connection with the indefeasible payment in full of the Notes and other obligations of the Lender.

Section 5.02. Termination by Lender. In the event that Servicer fails to perform its obligations hereunder, and such failure is not cured by Servicer within thirty (30) days following Servicer’s receipt of Lender’s notice of such failure, the Lender may, upon thirty (30) days’ written notice to the Servicer, terminate all rights and powers of the Servicer under this Agreement.

Section 5.03. Effect of Resignation or Termination. Upon the giving effect to the resignation of the Servicer pursuant to Section 4.03 or termination of the Servicer pursuant to Section 5.02, all rights, powers, duties and responsibilities of the Servicer under this Agreement shall vest in and be assumed by the successor servicer appointed by the Lender. The Servicer agrees that, by such appointment, the Servicer shall be deemed to have assigned its rights and duties as servicer hereunder to such successor servicer, and the Lender agrees that its consent shall not be required to effect such appointment. The Servicer further agrees to execute and deliver all documents or other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption, including, without limitation, directing the Company to remit payments in respect of the Loan to an account or address designated by the Lender or such successor servicer, as the case may be; provided, however, that Lender shall reimburse Servicer for its reasonable costs and expenses in connection therewith.

Section 5.04. No Effect on Other Parties. Upon giving effect to the resignation of the Servicer pursuant to Section 4.03 or any termination of the rights and powers of the Servicer from time to time pursuant to Section 5.01 or 5.02, or upon any appointment of a successor to the Servicer, all the rights, powers, duties and obligations of Lender under this Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement.

Section 5.05. Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Servicer or the Lender herein are cumulative, and none is intended to be exclusive of another or any right or remedy they may have at law or in equity. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Attorneys’ Fees. In the event of any action to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs, whether or not such action proceeds to judgment.

Section 6.02. Choice of Law and Venue. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflicts of law principles’.

Section 6.03. Notice. Any notice or report required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the second business day after the day on which it is mailed by first class, registered or certified mail, postage prepaid, return receipt requested, if mailed in the addressee’s state, or on the fourth business day after being so mailed in any state other than he addressee’s state, addressed to the appropriate Parties at their addresses designated herein or to such other address as the Party to be notified may have otherwise designated in a notice given as provided in this Section.

The Servicer:	AgStar Financial Services, PCA
3555 9th St NW Suite 400
P O Box 7438
Rochester, MN 55903-7438
Attention: Ron Monson
Telephone: (507) 386-4242
Facsimile: (507) 344-5088

With copies to	Gray Plant Mooty
1010 West St. Germain Street
Suite 600
Saint Cloud, MN 56301
Attention: Phillip Kunkel
Telephone: (320) 252-4414
Facsimile: (320) 252-4482

The Lender:	MMCDC New Markets Fund II, LLC
119 Graystone Plaza
P.O. Box 623
Detroit Lakes, Minnesota 56502
Attention: Arlen R. Kangas
Telephone: (218) 847-3191
Facsimile: (218) 844-6345

with a copy to:	Future Unlimited Law PC
P.O. Box 2776
Yelm, Washington 98597

Attention: Ruth Sparrow
Telephone: (360) 458-1720
Facsimile: (360) 458-2509

And to:	U.S. Bancorp Community Development
Corporation
1307 Washington Avenue, Suite 300
St. Louis, Missouri 63103
Attention: Darren Van’t Hof
Telephone: (314) 335-2650
Facsimile: (314) 335-2601

With a copy to:	Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
Attention: Edward J. Lieberman
Telephone: (314) 480-1500
Facsimile: (314) 480-1505

Section 6.04.   Books and Records. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Lender, during the Servicer’s normal business hours, to examine all the books of account, records, reports other papers of the Servicer relating to the Loan to make copies and extracts therefrom, at the sole cost to the Lender, and to discuss the affairs, finances and accounts relating to the Loan and with its officers, employees and independent accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable time and as often as may be reasonably requested, subject to applicable the Company confidentiality laws and Servicer’s information security protocols.

Section 6.05.   Modification. This Agreement may only be modified in a writing signed by both the Lender and the Servicer.

Section 6.06.   Binding Effect.

(a)     This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

(b)     The Servicer shall be entitled to rely on any right or power granted to it hereunder.

Section 6.07.  Nonwaiver. No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach of any other Party under this Agreement shall impair any such right, power or remedy or such non-breaching Party, nor shall it be construed to be a waiver of any such right, power or remedy for any present or future breach. Any waiver, of any kind under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective and only to the extent approved by the

Servicer or as otherwise specifically set forth in this Agreement. All remedies under this Agreement or by law or otherwise afforded to any Party shall be cumulative and not in the alternative.

Section 6.08.  Miscellaneous.

(a)     Headings. All headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement.

(b)    Counterparts, etc. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

(c)     Entire Agreement. This Agreement shall constitute the entire Agreement between the Parties and shall supersede any and all prior oral or written representations, conditions, warranties, understandings, proposals or agreements between the Parties regarding the services to be provided hereunder.

(d)    Severability. Any invalidity, in whole or in part, of any provision of this Agreement, shall not affect the validity of any other provision of this Agreement.

(e)     Force Majuere. Servicer shall be excused by Lender for delays in performing and failures to perform this Agreement to the extent that any such delay or failure results from any cause beyond the reasonable control of Servicer, including, solely by way of example and without limitation, delays caused by Lender, acts of God, strikes, and other labor disputes, civil disorder, catastrophes of nature, fire, explosion, natural or man-made floods or any severe weather, war, failure of a communications or computer system, nuclear attack, embargoes, actions or inactions of governmental authorities affecting Servicer. Servicer agrees to make reasonable efforts to prevent such occurrences from affecting the execution of this Agreement.

(f)     Nonexclusive Agency. Servicer shall not be prevented from entering into similar such agreements with other entities.

[REST OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the Parties hereto have caused this Loan Servicing and Agency Agreement to be duly executed on its behalf by officers hereunto duly authorized, all as of the date and year first written above.

LENDER:

MMCDC NEW MARKETS FUND II, LLC,
a Delaware limited liability company

/s/ Arlen Kangas
By: Midwest Minnesota Community Development Corporation
Its: Managing Member

SERVICER:

AGSTAR FINANCIAL SERVICES, PCA, a federal instrumentality

By
Its

IN WITNESS WHEREOF, each of the Parties hereto have caused this Loan Servicing and Agency Agreement to be duly executed on its behalf by officers hereunto duly authorized, all as of the date and year first written above.

LENDER:

MMCDC NEW MARKETS FUND II, LLC,
a Delaware limited liability company

By: Midwest Minnesota Community Development Corporation
Its: Managing Member

SERVICER:

AGSTAR FINANCIAL SERVICES, PCA, a federal instrumentality

/s/ Ron Monson
By: Ron Monson
Its: Vice President

APPENDIX A

LOAN

Loan Description:

The Loan to be made subject to this Loan Servicing and Agency Agreement are described as:

the Company’s Name: Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company the Company’s Address:

Loan Number:
Date of Note:
Principal Amount: $19,175,000.00